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                                   Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Sterling Financial Corporation:

                    Subsidiary                           State of Incorporation or Organization
  --------------------------------------------          ---------------------------------------
  Bank of Lancaster County, N.A.                             (National Banking Association)
  1 East Main Street
  PO Box 0300
  Strasburg, PA  17579

       Town & Country Leasing, LLC                                    Pennsylvania
       1097 Commercial Avenue
       East Petersburg, PA  17520

       Sterling Financial Trust Company                               Pennsylvania
       101 North Pointe Boulevard
       Lancaster, PA  17601-4133

       Equipment Finance, Inc.                                        Pennsylvania
       118 West Airport Road
       Lititz, PA  17543

            EFI Holdings, Inc.                                          Delaware
            Wilmington, DE  19803

  Sterling Mortgage Services, Inc.                                    Pennsylvania
  101 North Point Boulevard
  Lancaster, PA  17601-4133

  T & C Leasing, Inc.                                                 Pennsylvania
  1097 Commercial Avenue
  East Petersburg, PA  17520

  The First National Bank of North East                      (National Banking Association)
  14 S. Main Street
  North East, Maryland 21901

  Bank of Hanover and Trust Company                                   Pennsylvania
  25 Carlisle Court
  Hanover, PA  17371

  HOVB Investment Company                                               Delaware
  103 Foulk Road, Suite 202
  Wilmington, DE  19803

  Sterling Financial Statutory Trust I                                Pennsylvania
  101 North Pointe Boulevard
  Lancaster, PA  17601

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